Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Polestar Automotive Holding UK Limited

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(7)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—		—		—		—	—
Fees Previously Paid	Equity	Post-Combination Company Class A Shares	457(c), 457(f)(1), 457(f)(3)	98,466,127	(1)(8)	$10.61	(2)	$1,044,725,607.47	(2)	0.0000927	$96,846
	Equity	Post-Combination Company Class A Shares issuable upon exercise or conversion of Post-Combination Company Class C Shares or Post-Combination Company Warrants	Other	25,000,000	(3)(8)	$14.26	(4)	$356,500,000		0.0000927	$33,048
	Other	Post-Combination Company Class C Shares or Post-Combination Company Warrants	457(g)	25,000,000	(5)(8)	—	(6)	—	(6)	0.0000927	—	(6)
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—					—	—	—	—
	Total Offering Amounts							$1,401,225,607.47			$129,894
	Total Fees Previously Paid										$129,894
	Total Fee Offsets										$0
	Net Fee Due										$0

(1)

Represents Class A ordinary shares, nominal value $0.01 per share (the “Post-Combination Company Class A Shares”), of Polestar Automotive Holding UK Limited, a limited company incorporated under the laws of England and Wales (“ListCo”) to be issued upon closing of the business combination described in the proxy statement/prospectus contained herein (the “Business Combination”), and includes (a) 80,000,000 Post-Combination Company Class A Shares to be issued to public holders of shares of Class A common stock, par value $0.0001 per share (“GGI Class A Common Stock”) of Gores Guggenheim, Inc. (“GGI”), that were registered pursuant to the Registration Statement on Form S-l (File No. 333-253338) (the “IPO registration statement”) and offered by GGI in its initial public offering and (b), following the forfeiture of up to 1,533,873 shares of Class F common stock, par value $0.0001 per share, of GGI (the “GGI Class F Common Stock”) by Gores Guggenheim Sponsor, LLC in connection with the Business Combination, 18,466,127 Post-Combination Company Class A Shares to be issued to holders of shares of GGI Class F Common Stock.

(2)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $10.61 (the implied price of the Post-Combination Company Class A Shares based on the average of the high and low prices of the shares of GGI Class A Common Stock as reported on Nasdaq Capital Market (“Nasdaq”) on November 5, 2021) multiplied by (ii) 98,466,127 Post-Combination Company Class A Shares issuable to GGI stockholders in connection with the Business Combination.

(3)

Represents Post-Combination Company Class A Shares to be issued upon exercise or conversion of (a) 16,000,000 public warrants of GGI (the “GGI Public Warrants”) that were registered pursuant to the IPO registration statement and (b) 9,000,000 private placement warrants of GGI (the “GGI Private Placement Warrants” and together with the GGI Public Warrants, the “GGI Warrants”). In the event the Warrant Amendment Proposal (as defined in the proxy statement/prospectus contained herein) is approved, each GGI Public Warrant will be automatically cancelled and extinguished and converted into the right to receive one American depositary share of ListCo duly and validly issued against the deposit with ListCo’s depositary bank (the “depositary”) of an underlying class C-1 preferred share of ListCo (the “Post-Combination Company Class C-1 Shares”). In addition, each GGI Private Placement Warrant will be automatically cancelled and extinguished and converted into the right to receive one American depositary share of ListCo duly and validly issued against the deposit with the depositary of an underlying class C-2 preferred share in the share capital of ListCo (the “Post-Combination Company Class C-2 Shares”, and together with the Post-Combination Company Class C-1 Shares, the “Post-Combination Company Class C Shares”). Each Post-Combination Company Class C Share will substantially have the same terms as the GGI Warrants, except as described in the proxy statement/prospectus contained herein, and will be exercisable to acquire one Post-Combination Company Class A Share at an exercise price of $11.50 per share. In the event the Warrant Amendment Proposal is not approved, each GGI Public Warrant will be automatically cancelled and extinguished and converted into the right to receive one American depositary warrant of ListCo (a “Public ADW”) duly and validly issued against the deposit of an underlying warrant of ListCo (a “Post-Combination Company Public Warrant”) representing the right to acquire one American depositary share of ListCo duly and validly issued against the deposit of an underlying Post-Combination Company Class A Share with the depositary (“Class A ADS”) (or one Post-Combination Company Class A Share if at the time of exercise ListCo no longer uses its American depositary receipt facility) at an exercise price of $11.50 per Class A ADS on substantially the same terms applicable to the GGI Public Warrant. In addition, each GGI Private Placement Warrant will be automatically cancelled and extinguished and converted into the right to receive one American depositary warrant of ListCo (a “PP ADW” and, together with the Public ADWs, the “ADWs”) duly and validly issued against the deposit of an underlying warrant of ListCo (a “Post-Combination Company PP Warrant,” and together with the Post-Combination Company Public Warrants, the “Post-Combination Company Warrants”) representing the right to acquire one Class A ADS (or one Post-Combination Company Class A Share if at the time of exercise ListCo no longer uses its American depositary receipt facility) at an exercise price of $11.50 per Class A ADS on substantially the same terms applicable to the GGI Private Placement Warrant.

(4)

Represents the sum of (a) $2.76, the average of the high and low prices for the GGI Public Warrants as reported on Nasdaq on November 5, 2021, and (b) $11.50, the exercise price or conversion price of the Post-Combination Company Class C Shares or Post-Combination Company Warrants, resulting in a combined maximum offering price per Post-Combination Company Class C Share or Post-Combination Company Warrant of $14.26. The maximum number of Post-Combination Company Class C Shares or Post-Combination Company Warrants and Post-Combination Company Class A Shares issuable upon conversion or exercise of Post-Combination Company Class C Shares or Post-Combination Company Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Post-Combination Company Class C Shares or Post-Combination Company Warrants has been allocated to the underlying Post-Combination Company Class A Shares and those Post-Combination Company Class A Shares are included in the registration fee.

(5)	The number of Post-Combination Company Class C Shares or Post-Combination Company Warrants being registered represents 16,000,000 GGI Public Warrants and 9,000,000 GGI Private Placement Warrants.
(6)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(7)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(8)

The American depositary securities issuable upon deposit of the securities registered hereby and that may be evidenced by American depositary receipts will be registered pursuant to separate registration statements on Form F-6.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A